EXHIBIT 99.1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on July 30, 2007 (including amendments thereto) with respect to the Common Stock of Luby's, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 30, 2007

PARCHE, LLC                                    RCG STARBOARD ADVISORS, LLC

By: RCG Starboard Advisors, LLC, its           By: Ramius Capital Group, L.L.C.,
managing member                                its sole member

STARBOARD VALUE AND                            RAMIUS CAPITAL GROUP, L.L.C.
OPPORTUNITY MASTER FUND LTD.                   By: C4S & Co., L.L.C.,
                                               as managing member
By: RCG Starboard Advisors, LLC, its
investment manager                             C4S & CO., L.L.C.


                           By: /s/ Jeffrey M. Solomon
                               --------------------------
                           Name: Jeffrey M. Solomon
                           Title: Authorized Signatory


/s/ Jeffrey M. Solomon
----------------------------------------
JEFFREY M. SOLOMON

Individually and as attorney-in-fact for
Peter A. Cohen, Morgan B. Stark and
Thomas W. Strauss